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                                                                    EXHIBIT 23.5

                        CONSENT OF MONTGOMERY SECURITIES

October 9, 1996

Members of the Board of Directors
First Public Savings Bank
988 North Hill Street, Suite 206
Los Angeles, CA 90012

Gentlemen:

     We hereby consent to the use of our opinion letter dated May 30, 1996 to the Board of Directors of First Public Savings Bank, attached as Annex 3 to the Proxy Statement-Prospectus which forms part of the Registration Statement on Form S-4 of Cathay Bancorp, Inc., and to the references therein to our firm and to such opinion under the heading "Background and Reason for the Merger -- Opinion of Financial Advisor." In giving such consent, we do not admit and we hereby disclaim (i) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder, and (ii) that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

MONTGOMERY SECURITIES